UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): October 29, 2009
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
incorporation)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On November 4, 2009, ION Geophysical Corporation (the “Company”) issued a press release announcing its results of operations for the three and nine months ended September 30, 2009. A copy of the press release is furnished with this filing as Exhibit 99.1.
     In the press release, the Company also announced that it had determined to restate its unaudited consolidated financial statements as of and for the three and six month periods ended June 30, 2009.
     The information contained in this Item 2.02 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended, or the Exchange Act.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) On November 4, 2009, the Company issued a press release disclosing its determination to restate its unaudited consolidated financial statements as of and for the three and six months ended June 30, 2009.
     The determination to restate these financial statements resulted from an error in revenue recognition of certain product revenues in connection with the delivery of the Company’s FireFly® land seismic data acquisition system and related hardware and components in China, which the Company had recorded for the second fiscal quarter of 2009. The error resulted from the fact that the sales records in the possession of the Company’s management at June 30, 2009 did not contain all relevant documentation relating to that particular sale. On October 28, 2009, after obtaining and reviewing all additional documentation related to the sale, management for the Company ascertained that the additional documentation provided additional terms with respect to that sale. On October 29, 2009, management and the Board of Directors of the Company, upon the recommendation of the Audit Committee of the Board of Directors, concluded that the Company should not have recognized the revenues from the sale in its results of operations for the second fiscal quarter of 2009, and, that as a result, the Company’s previously reported unaudited consolidated financial statements as of and for the three and six month periods ended June 30, 2009 should no longer be relied upon.
     The reason for the incomplete documentation in the Company’s sales records for this sale resulted from a sales employee in the Company’s China sales office failing to forward all material documentation related to the sale, as is required by the Company’s revenue recognition policies. The discovery of the existence of the additional documentation relating to the sale in question occurred during the course of due diligence procedures that had been performed in connection with the Company’s joint venture and related transactions with BGP Inc., China National Petroleum Corporation (“BGP”), which was publicly announced on October 16, 2009. In connection with this due diligence process, Company employees discovered certain documentation irregularities regarding the sale of the FireFly system, including that a portion of the documentation reflecting the terms for the sale had not been made available to the Company’s management for assessment with respect to the recording and reporting of the sale.
     The purchaser of this equipment has confirmed to the Company that it has accepted the delivered system in question, and the Company is currently working with this customer to collect payment and anticipates its collection in the fourth quarter of 2009.
     The principal adjustments made as a result of the restatement of the consolidated financial statements include a reduction in product revenues of approximately $11.3 million, a reduction in cost of products and services of approximately $8.2 million and a reduction in gross profits of approximately $3.1 million, for each of the three and six month periods ended June 30, 2009. The restated financial statements will also reflect the inclusion of several other adjustments for the first six months of fiscal 2009, of which the largest was approximately $3.3 million of additional stock-based compensation expense related to 2006, 2007 and 2008. Accounting Standards Codification (ASC) 718, “Share-Based Payments,” requires estimates of forfeitures of share-based awards to be made at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. This prior-period stock-based compensation expense relates to adjustments between estimated and actual forfeitures, which should have been recognized over the vesting periods of such awards. These adjustments were not deemed material with respect to either the results of prior years or the anticipated results and the trends of earnings for the current year and were therefore considered appropriate to include in an otherwise-required restatement of the second quarter.
     As a result of these adjustments, the Company’s loss from operations was increased (i) from approximately ($0.2) million to approximately ($7.5) million for the three months ended June 30, 2009, and (ii) from approximately ($44.8) million to approximately ($52.1) million for the six months ended June 30, 2009. A more detailed explanation of the impact of these adjustments on the Company’s reported results is as follows:

Estimated Restatement Impact
( Unaudited )

	As Previously
	Reported	Adjustments	As Restated
	(In thousands, except per share amounts)

Balance Sheet as of June 30, 2009:

Accounts receivable, net	$87,915	$(11,253)	$76,662
Inventories, net	227,250	7,564	234,814
Prepaid expenses and other current assets	14,351	(433)	13,918
Total current assets	408,283	(4,122)	404,161
Deferred income tax asset	15,693	1,968	17,661
Property, plant and equipment and seismic rental equipment, net	89,749	(1,043)	88,706
Total assets	770,184	(3,197)	766,987
Accrued expenses	67,315	(1,124)	66,191
Total current liabilities	186,291	(1,124)	185,167
Total liabilities	437,656	(1,124)	436,532
Additional paid-in-capital	737,119	3,267	740,386
Accumulated deficit	(426,261)	(5,340)	(431,601)
Total stockholders’ equity	332,528	(2,073)	330,455
Total liabilities and stockholders’ equity	770,184	(3,197)	766,987

Statement of Operations for the three months ended June 30, 2009:

Product revenues	$63,291	$(11,253)	$52,038
Total net revenues	100,510	(11,253)	89,257
Cost of products	41,876	(8,014)	33,862
Cost of services	25,593	(174)	25,419
Gross profit	33,041	(3,065)	29,976
Research, development and engineering	10,750	1,043	11,793
Marketing and sales	8,938	(500)	8,438
General and administrative	13,556	3,700	17,256
Total operating expenses	33,244	4,243	37,487
Income (loss) from operations	(203)	(7,308)	(7,511)
Income (loss) before income taxes	(12,933)	(7,308)	(20,241)
Income tax benefit	(2,542)	(1,968)	(4,510)
Net income (loss)	(10,391)	(5,340)	(15,731)
Net loss applicable to common shares	(11,266)	(5,340)	(16,606)
Basic net loss per common share	(0.11)	(0.05)	(0.16)
Diluted net loss per common share	(0.11)	(0.05)	(0.16)

Statement of Operations for the six months ended June 30, 2009:

Product revenues	$122,767	$(11,253)	$111,514

	As Previously
	Reported	Adjustments	As Restated
	(In thousands, except per share amounts)

Total net revenues	207,400	(11,253)	196,147
Cost of products	81,907	(8,014)	73,893
Cost of services	58,756	(174)	58,582
Gross profit	66,737	(3,065)	63,672
Research, development and engineering	22,215	1,043	23,258
Marketing and sales	18,701	(500)	18,201
General and administrative	32,556	3,700	36,256
Total operating expenses	111,516	4,243	115,759
Income (loss) from operations	(44,779)	(7,308)	(52,087)
Income (loss) before income taxes	(64,464)	(7,308)	(71,772)
Income tax benefit	(16,505)	(1,968)	(18,473)
Net income (loss)	(47,959)	(5,340)	(53,299)
Net loss applicable to common shares	(49,709)	(5,340)	(55,049)
Basic net loss per common share	(0.49)	(0.05)	(0.54)
Diluted net loss per common share	(0.49)	(0.05)	(0.54)

Statement of Cash Flows for the six months ended June 30, 2009:

Net income (loss)	$(47,959)	$(5,340)	$(53,299)
Stock-based compensation expense related to stock options, nonvested stock and employee stock purchases	4,139	3,267	7,406
Deferred income taxes	(22,729)	(1,968)	(24,697)
Accounts and notes receivable	60,285	11,253	71,538
Inventories	(2,548)	(7,564)	(10,112)
Accounts payable and accrued expenses	(58,935)	(1,124)	(60,059)
Other assets and liabilities	12,595	1,476	14,071
     The Company expects to file with the SEC by November 9, 2009, a Quarterly Report on Form 10-Q/A to amend its Form 10-Q for the quarterly period ended June 30, 2009, in order to reflect the restated unaudited consolidated financial condition of the Company as of June 30, 2009, the restated unaudited consolidated results of operations for the three and six months ended June 30, 2009 and the restated unaudited consolidated statement of cash flows for the six months ended June 30, 2009.
     The Audit Committee of the Company’s Board of Directors and authorized Company officers have discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP, the Company’s independent registered public accounting firm. Ernst & Young has not audited the adjustments described in this Current Report on Form 8-K.
     The information contained in this report contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act. These forward-looking statements include statements concerning the estimated timing of filing the Company’s Form 10-Q/A and restated consolidated financial statements, as well as statements concerning timing of future sales and estimated revenues, net income and earnings per share. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include events or developments currently unforeseen in the completion of the review procedures concerning, and the preparation of, the Company’s consolidated financial statements. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the SEC.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2009.	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 4, 2009.